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                                                                    Exhibit 5(b)


                                    May 24,1999


Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

          This opinion is delivered to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Wachovia Corporation, a North Carolina corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of $1,700,000,000 aggregate principal amount of debt securities consisting of senior debt securities and/or subordinated debt securities (the "Securities"). The Securities will be issued under either a senior indenture or a subordinated indenture (the "Indentures"), each between the Company and The Chase Manhattan Bank, as Trustee.

          We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the
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originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee. We have assumed further that (1) the Company has duly authorized, executed and delivered the Indentures and (2) execution, delivery and performance by the Company of the Indentures and the Securities do not and will not violate the laws of the State of North Carolina or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the Board) and (b) the due execution, authentication, issuance and delivery of the Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indentures and such agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.


          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States. William M. Watson, Jr., Senior Vice President, Counsel and Secretary of the
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Company, is authorized to rely on this opinion letter as to matters of New York law in rendering his opinion filed as Exhibit 5(a) to the Registration
Statement.

          We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                          Very truly yours,

                                          /S/ SIMPSON THACHER & BARTLETT

                                          SIMPSON THACHER & BARTLETT